Exhibit 10.8

Execution Version

CROWN PROPTECH ACQUISITIONS

28 West 25th Street

Floor 6

New York, NY 10010

January 17, 2023

Crown PropTech Sponsor, LLC

28 West 25th Street

Floor 6

New York, NY 10010

This side letter (this “Letter Agreement”) is being executed in connection with the Securities Assignment Agreement, dated as of January 17, 2023, made and entered into by and among Crown PropTech Sponsor, LLC (“Sponsor”), CIIG Management III LLC and Richard Chera.

WHEREAS, in connection with Crown PropTech Acquisition’s (the “Company”) initial public offering, the Company and the Sponsor entered into an Administrative Services Agreement (the “Administrative Services Agreement”) pursuant to which the Company agreed to pay the Sponsor, or an affiliate thereof, a total of up to $15,000 per month for administrative support services commencing on the date the Company’s securities were first listed on the New York Stock Exchange and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (such earlier date hereinafter referred to as the “Termination Date”); and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Letter Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

(1) Administrative Services Agreement. The Company and the Sponsor agree that, commencing on the date hereof through the Termination Date, the Sponsor shall not be entitled to receive any fees or payment of any kind pursuant to the Administrative Services Agreement and the Company shall not be required to pay any such fees or payments. Further, as of the date hereof, the Sponsor represents that no payments have been made by the Company to the Sponsor and no amounts are owed under the Administrative Services Agreement through the date hereof.

(2) Miscellaneous. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Letter Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

Crown PropTech Sponsor, LLC

By:	/s/ Richard Chera
Name:	Richard Chera
Title:	Manager

Crown Proptech Acquisitions

By:	/s/ Richard Chera
Name:	Richard Chera
Title:	Chief Executive Officer

[Signature Page to Administrative Services Letter Agreement]